Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports Second Quarter 2023 Financial Results

•
LP352 Phase 1b/2a PACIFIC Study enrollment completion expected this summer with topline data expected around year-end 2023
•
Ended second quarter 2023 with $63.0 million in cash, cash equivalents and investments; cash runway is expected to support operations into mid-2024

LA JOLLA, Calif., August 3, 2023 – Longboard Pharmaceuticals, Inc.(Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the second quarter ended June 30, 2023.

“We have made great progress in the first half of 2023 and look forward to completing enrollment for the PACIFIC Study in the coming weeks resulting in topline data around the end of this year. We believe LP352’s best-in-class 5-HT2C superagonist characteristics provide us with the opportunity to deliver a clinically meaningful treatment for those living with a range of developmental and epileptic encephalopathies,” stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. “We also look forward to making advances on LP659, our centrally acting, S1P receptor subtypes 1 and 5 modulator.”

SECOND QUARTER 2023 FINANCIAL RESULTS:

Balance Sheet Highlights

At June 30, 2023, Longboard’s cash, cash equivalents and short-term investments were approximately $63.0 million.

Operating Results

Research and development expenses were $12.5 million for the three months ended June 30, 2023, an increase of $3.6 million, or 41%, compared to $8.9 million for the three months ended June 30, 2022. The net increase of $3.6 million is primarily related to increases of $3.1 million in clinical trial and preclinical expenses related to LP352, $0.4 million in personnel-related expenses and $0.1 million in expenses related to preclinical programs.

General and administrative expenses were $3.1 million for the three months ended June 30, 2023, an increase of $0.5 million, or 17%, compared to $2.6 million for the three months ended June 30, 2022. The net increase of $0.5 million is primarily related to increases in personnel-related expenses.

ABOUT LONGBOARD PHARMACEUTICALS

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard is working to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates are based on more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting 5-hydroxytryptamine 2C (5-HT2C) receptor superagonist, with no observed impact on 5-HT2B and 5-HT2A receptor subtypes, in development for the potential treatment of seizures associated with a broad range of developmental and epileptic encephalopathies. Longboard is also evaluating LP659, an oral, centrally acting, sphingosine-1-phosphate (S1P) receptor subtypes 1 and 5 modulator, which is in development for the potential treatment of multiple neurological diseases.

THE PACIFIC STUDY

The PACIFIC Study is a Phase 1b/2a clinical trial evaluating participants with developmental and epileptic encephalopathies (DEEs). The primary objectives of the study are to assess the safety & tolerability of LP352. The PACIFIC Study will also evaluate change in seizure frequency over the treatment period. The study is expected to enroll approximately 50 participants with a variety of treatment resistant seizures that fall into the category of DEE across approximately 30 study sites in the United States and Australia. The PACIFIC Study data are expected to inform the design and characteristics of the Phase 3 program. Participants who complete the PACIFIC Study are eligible to roll over into the ongoing open-label extension (OLE) trial should they choose to do so. The OLE is a Phase 2 multicenter, open-label, multiple-dose, long-term extension clinical trial designed to evaluate long-term safety of LP352 in participants with DEEs who have completed the PACIFIC Study.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “expect”, “focus”, “look forward”, “plan”, “opportunity”, “potential”, “believe”, “working to”, “designed to”, or the negative, plural or other tenses of these words or other comparable language, and include, without limitation, statements about the following: Longboard’s clinical and preclinical product candidates and programs, including their advancement, timing of completing enrollment, timing of topline data, timing of study initiation, number of study sites, number and characteristics of study participants, their potential (including to be transformative, best-in-class, clinically meaningful or highly selective and the number and type of conditions they may address), their design and characteristics, plans to conduct and share market research, Longboard’s positioning to deliver a potential treatment to patients, and plans for a potential Phase 3 program informed by data from the PACIFIC Study; Longboard’s cash position, expenses and runway to support operations; and Longboard’s focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements include, but are not limited to, the following: risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates;

Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; macroeconomic events stemming from the COVID-19 pandemic or evolving geopolitical developments such as the conflict in Ukraine, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks related to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

CORPORATE CONTACT:

Megan E. Knight
Head of Investor Relations
IR@longboardpharma.com

858.789.9283

###

Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$19,504	$10,775
Short-term investments	43,543	56,814
Prepaid expenses and other current assets	2,545	2,249
Total current assets	65,592	69,838
Right-of-use assets	589	736
Property and equipment	7	9
Other long-term assets	35	33
Total assets	$66,223	$70,616
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,939	$1,310
Accrued research and development expenses	3,790	4,168
Accrued compensation and related expenses	1,238	2,438
Accrued other expenses	559	490
Right-of-use liabilities, current portion	375	358
Total current liabilities	7,901	8,764
Right-of-use liabilities, net of current portion	214	382
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 at June 30, 2023 and December 31, 2022; issued and outstanding shares - none at June 30, 2023 and December 31, 2022	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 at June 30, 2023 and December 31, 2022; issued and outstanding shares - 20,554,609 and 13,585,950 at June 30, 2023 and December 31, 2022, respectively	2	1
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 at June 30, 2023 and December 31, 2022; issued and outstanding shares - 2,420,755 and 3,629,400 at June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	170,993	148,303
Accumulated other comprehensive loss	(290)	(692)
Accumulated deficit	(112,597)	(86,142)
Total stockholders' equity	58,108	61,470
Total liabilities and stockholders' equity	$66,223	$70,616

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2023	2022	2023	2022
Operating expenses:
Research and development	$12,536	$8,921	$21,066	$16,042
General and administrative	3,106	2,646	6,538	5,145
Total operating expenses	15,642	11,567	27,604	21,187
Loss from operations	(15,642)	(11,567)	(27,604)	(21,187)
Interest income, net	660	127	1,176	159
Other income (expense)	(17)	33	(27)	24
Net loss	$(14,999)	$(11,407)	$(26,455)	$(21,004)

Net loss per share, basic and diluted	$(0.65)	$(0.67)	$(1.22)	$(1.23)

Weighted-average shares outstanding, basic and diluted	22,968,920	17,130,307	21,696,427	17,108,582

Comprehensive loss:
Net loss	$(14,999)	$(11,407)	$(26,455)	$(21,004)
Unrealized gain (loss) on short-term investments	131	(188)	402	(620)
Comprehensive loss	$(14,868)	$(11,595)	$(26,053)	$(21,624)